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                                                           Exhibit 10.20



             SUBSCRIPTION AND RESTRICTION AGREEMENT


         This Agreement is made and entered into this 5th day of June, 1997, by ad between Nova Holdings, Inc. ("NHI") and Kyle Callahan ("Callahan").

                                   WITNESSETH

         1. Subject to the closing of the sale of 100% of the outstanding stock in Horizon Health Systems, Inc. to Nova Holdings, Inc. Nova Holdings, Inc. will sell that number of shares of Common Capital Stock, $.01 par value of Nova Holdings, Inc. that shall be determined by dividing $250,000.00 by a per share price equal to that per share price at which the Common Capital Stock $.01 par value is being sold to Ken Melcus, an outside party who will become a member of the Board of Directors of NHI ("Shares"). In exchange for the sale of these Shares, Callahan will pay to NHI the cash sum of $250,000.00. It is also a condition of this sale that the Shares be sold to Callahan personally and that Callahan agree to the restrictions herein below.

         2.  The sale of the Shares by NHI shall take place within sixty
(60) days of the date of this letter.

         3. Callahan shall not transfer, sell, give, pledge, assign or encumber the Shares to any person, entity, firm, corporation or otherwise without the consent of NHI, and any such gift, transfer, assignment or sale shall be null and void. If Callahan receives a bona fide offer to acquire the Shares, Callahan shall first make the offer to sell to NHI set out hereinbelow:

         (a) Callahan shall first offer in writing to sell the Shares to NHI or to NHI's designee and shall attach to said writing the name and address of the prospective purchaser that has made the bona fide offer, the number of Shares involved in the proposed transfer, and the terms of such transfer. Within thirty days after receipt of such offer, NHI or its designee, may at its option, elect in writing to purchase the Shares, said sale to be closed within thirty days of said acceptance.

         (b) The purchase price for the Shares to be purchased shall be equal to the bona fide third party offer to purchase the Shares. Closing of the purchase shall take place at the principal office of NHI and the purchase price shall be paid in the same manner and upon the same terms as contained in the bona fide third party offer.

         (c) If NHI declines to exercise its right to acquire the shares within the thirty day period, Callahan

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                  shall be released from the restriction herein and may sell the Shares to the third party identified to NHI upon the terms set out in the bona fide third party offer communicated to NHI provided that such sale shall close within sixty days after the end of the thirty day option period granted to NHI. In the event that such sale does not close within said sixty day period, the shares shall again become subject to the restriction set out herein.

         4. In the event of Callahan's death, his estate will sell the Shares to NHI and NHI shall be required to buy such Shares from his estate at a price equal to the fair market value of the stock as determined in good faith by the Board of Directors of NHI. Such sale shall close at the offices of NHI within 120 days after the opening of the descendant's estate.

         5. NHI will use reasonable efforts to grant Callahan registration rights in the same manner as granted to those parties to the Registration Rights Agreement dated May 31, 1996, a copy of which is attached hereto. It is understood and agreed that NHI cannot grant these rights without the written consent of the holders of 66 2/3% of the Restricted Stock as defined in the Registration Rights Agreement and NHI will use reasonable efforts to obtain the consent of holders of 66 2/3% of the Restricted Stock to allow Callahan to obtain rights on a parity with the rights of the holders of Restricted Stock granted under the Registration Rights Agreement, subject only to the additional restrictions set forth herein. The provisions of, and restrictions set out in, Sections 3 and 4 shall no longer apply in the event of a public offering of NHI Stock.

         6. Callahan hereby acknowledges that the Shares have not been registered under the Securities Act of 1933 (the "Act") and that the Shares cannot be resold unless they are registered under the Act or unless an exemption from registration is available. Callahan further recognizes that the Shares have not been registered under the securities laws of any state, and may not be resold unless an exemption from such registration is available. Callahan therefore recognizes that he must bear the economic risk of this investment indefinitely. Callahan further acknowledges that NHI has furnished him with all requested information concerning NHI and its operations.

         7. To induce NHI to issue the shares to Callahan, Callahan represents and agrees that:

         (a) He is acquiring the Shares for investment only and not with a view to effecting a distribution of all or any part of the Shares, as the phrase "Investment Only" and "Distribution" have meaning under the Act;

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         (b)      He has no commitments which make a disposition of the Shares likely and he intends to hold the shares indefinitely;
         (c) He shall make no disposition of any of the Shares except in accordance with (i) an effective registration statement under the Act and any applicable state securities law and prospectus then meeting the requirements of the Act and any applicable state securities laws, or (ii) a writing delivered to NHI in advance of the disposition describing a proposed disposition which proposed disposition is, in the opinion of counsel for NHI, as communicated to Callahan in writing, exempt from the registration requirements of the Act and any applicable state securities laws;
         (d) Any writing describing a proposed disposition shall be accurate and shall not contain any untrue statement nor omit any statement necessary to make the statements made not false or misleading;
         (e) He shall furnish NHI or its counsel all evidence reasonably requested to substantiate any fact on which a claim to exemption from the registration requirements of the Act and any applicable state securities laws is based;
         (f) In the event the restrictive legend referred to below is removed from the certificates representing the Shares by NHI in anticipation of a disposition free of the restrictions contained herein, then at the request of NHI, Callahan shall submit the certificates for relegending in the event the Shares are not disposed of as anticipated;
         (g) No other person has any interest in this subscription or the Shares and Callahan is acquiring these shares for himself only;
         (h) Callahan shall indemnify and hold harmless NHI, its officers and directors, and each person controlling NHI, jointly or severally, against any loss, liability, damage or expense (including reasonable attorney fees) arising out of a breach of any of the foregoing representations and agreements.

         8. Callahan agrees that the certificates representing the Shares shall bear a legend to restrict their transferability under the Act to circumstances permitted thereunder, and that NHI may refuse to permit the transfer of the Shares unless the Shares are registered under the Act and a prospectus meeting the requirements of the Act is then available, or in the opinion of counsel for NHI, an exemption from registration is available. Callahan also agrees that certificates representing the Shares shall bear a legend to restrict their transferability pursuant to the requirements of this Agreement.

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         9. Unless and until Callahan is made a party to the Registration
Rights Agreement, Callahan understands that (i) NHI is under no obligation to register the Shares under the Act, but NHI may include the Shares in any registration it may hereafter effect under the Act at the Company's expense, and (ii) NHI is not required to file reports under the Securities Exchange Act of 1934 or do anything which may be of assistance to Callahan in securing an exemption from the registration requirements of the Act.

         10. Callahan understands the speculative nature of his investment in the Shares and he represents that he has adequate means of providing for his needs (including contingencies, without a return on or sale of the Shares).

         11. This Agreement shall be governed by Tennessee law.

         12. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors, survivors, heirs and assigns.


                                          NOVA HOLDINGS, INC.

                                          By:  /s/ Daniel S. Steven
                                               --------------------------------

                                          Title:  CEO
                                                -------------------------------

                                           /s/ Kyle J. Callahan
                                          -------------------------------------
                                          KYLE CALLAHAN




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